Exhibit 99.1

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF FEDERAL STREET ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Charles P. Holden and Shari H. Wolkon (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting of stockholders of Federal Street Acquisition Corp. (the “Company”) to be held on [•], 2018 at [•] a.m., Eastern time at the offices of [•], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 and 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed below) P R O X Y C A R D PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE FEDERAL STREET ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4 AND 5. (1) The Business Combination Proposal — To approve and adopt the Agreement and Plan of Merger, dated as of August 13, 2018, by and among the Company, Agiliti, Inc. (“Agiliti”), Umpire SPAC Merger Sub, Inc., Umpire Equity Merger Sub, Inc., Umpire Cash Merger Sub, Inc., UHS Holdco, Inc. (“UHS Holdco”), solely in their capacities as Majority Stockholders, IPC/UHS, L.P. (“IPC/UHS”) and IPC/UHS Co-Investment Partners, L.P. (together, “IPC”), and solely in its capacity as the Stockholders’ Representative, IPC/UHS (as it may be amended from time to time, the “Merger Agreement,” and the transactions contemplated thereby, the “Business Combination”), pursuant to which (i) the Company will become a wholly owned subsidiary of Agiliti and the holders of the Company’s Class A common stock (including Class A common stock issued upon conversion of the Company’s Class F common stock) will receive shares of common stock of Agiliti; and (ii) UHS Holdco, will become a wholly owned subsidiary of the Company and the equityholders of UHS Holdco will receive cash and shares of common stock of Agiliti and/or fully-vested options to purchase shares of common stock of Agiliti as merger consideration. (2) The NASDAQ Proposal — To approve, for purposes of complying with applicable listing rules of The NASDAQ Stock Market LLC, the issuance and sale of securities in a private placement transaction that exceeds 20% of the number of shares of the Company’s common stock outstanding prior to the transaction. (3) The Charter Proposal — To approve the following material differences between the constitutional documents of Agiliti that will be in effect upon the closing of the Business Combination and the Company’s current amended and restated certificate of incorporation: (i) the name of the new public entity will be “Agiliti, Inc.” as opposed to “Federal Street Acquisition Corp.”; (ii) Agiliti will have 350,000,000 authorized shares of common stock and 50,000,000 authorized shares of preferred stock, as opposed to the Company having 220,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock; (iii) amendments to the provisions of Agiliti’s certificate of incorporation relating to composition of the board of directors, persons entitled to call a special meeting of the stockholders, stockholders not being able to take actions by written consent, amendments to the bylaws of Agiliti by stockholders, indemnification of directors, the election not to be governed by Section 203 of the Delaware General Corporation Law (“DGCL”) and corporate opportunities will require the affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of capital stock of Agiliti entitled to vote generally in the election of directors as opposed to majority vote as provided in the Company’s charter; (iv) the corporate opportunity doctrine will not apply to directors, officers, employees or representatives of IPC, affiliates of Thomas H. Lee Partners, L.P. (“THL”) nor to their respective affiliates; (v) the election not to be governed by Section 203 of the DGCL and the addition of a provision that is substantially similar to Section 203 of the DGCL, but excludes affiliates of THL, IPC, each of their successors, affiliates and each of their respective transferees from the definition of “interested stockholder”; and (vi) Agiliti’s constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that the Company’s amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time). (4) The Incentive Plan Proposal — To approve the Agiliti, Inc. 2018 Omnibus Incentive Plan, which is an incentive compensation plan for employees of Agiliti and its subsidiaries, including Universal Hospital Services, Inc., a wholly owned subsidiary of UHS Holdco. (5) The Adjournment Proposal — To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal and the other proposals set forth above or the Company’s public stockholders have elected to redeem an amount of Company Class A common stock such that the Minimum Cash Condition (as defined in the Merger Agreement) would not be satisfied. ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST FOR AGAINST ABSTAIN ABSTAIN FOR AGAINST FOR AGAINST ABSTAIN Date: , 2018 Signature Signature ( if held jointly) When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. The approval of each of Proposal Nos. 1, 2, 3 and 4 is conditioned on the approval of each other proposal. The approval of the Proposal No. 5 is not conditioned on the approval of any other proposal. A vote to abstain will have the same effect as a vote AGAINST each proposal. The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion. X